Exhibit 4.9

PORTIONS OF THIS AGREEMENT WERE OMITTED AND HAVE BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN

APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

CONTRACT NO. RS -1233

MASTER PRODUCTS AND SERVICES AGREEMENT

This MASTER PRODUCTS AND SERVICES AGREEMENT (“Agreement”) is made and entered into as of this 16 day of August 2007 (the “Effective Date”) by and between KAISER FOUNDATION HEALTH PLAN, INC., a California nonprofit public benefit corporation (“Customer”) and Itamar Medical Inc, a Delaware Corporation (“Supplier”), having its principal place of business at 160 Speen St. Framingham, MA, and remains in effect for 2 years commencing on the Effective Date and expiring on August 15, 2009 unless terminated or extended as provided herein (the “Term”). Customer and Supplier agree as follows:

1.             DEFINITIONS

1.1           “Acceptance” means a Customer’s verification that the Product conforms to the Specifications is ready for use and all required documentation has been delivered.

1.2           “Change Notice” means a document issued by a Customer and accepted by Supplier pursuant to this Agreement to amend a Purchase Order placed by such Customer.

1.3           “Confidential Information” means any and all Documentation, confidential and proprietary information belonging to or in the possession of Supplier or Customer, including but not limited to any and all concepts, specifications, formulae, prototypes, software and hardware, and any and all records, data, marketing and/or pricing information, materials, financial statements, memoranda, analyses, notes and any other data or information (in whatever form), as well as improvements and know-how, relating to Supplier, Customer, , Products (including related software), manufacturing, marketing and sales. Confidential Information shall be deemed to include any and all of Supplier and/or Customer’s information, irrespective of form, which has been or may be: (i) disclosed to receiving party by or on behalf of disclosing party; or to which receiving party has access; or (ii) provided to disclosing party from a third party. Confidential Information shall not include information that: (a) was already known to or independently developed by receiving party prior to its disclosure as demonstrated by tangible dated evidence satisfactory to disclosing party; (b) shall have appeared in any printed publication or patent or shall have become a part of the public knowledge except as a result of breach of this Agreement by receiving party; (c) shall have been received from another person or entity having no obligation to disclosing party.

1.4           “Customer” means any KPMCP Entity purchasing services under this Agreement.

1.5           “Delivery Date” means the date a Product is delivered complete to the Delivery Location.

1.6           “Delivery Location” means the location specified by the Customer for delivery of a Product.

1.7           “Documentation” means Supplier’s or Customer’s confidential ideas, know-how, concepts, methods, processes, formulae, reports, data, business plans, and any other proprietary information of Supplier or Customer that may provide Supplier or Customer with a competitive advantage, including, but not limited to any of Supplier’s manuals and other written materials that relate to the Products, including any flow charts, logic manuals, functional specifications, medical researches, clinical trials or their summaries, any machine text or graphic files and or any material relating to any enhancements or modifications of the Product, as may be from time to time.

1.8           “KPMCP Entity” means an entity participating in the integrated health care delivery organization doing business as Kaiser Permanente® and its affiliates, which includes, without limitation, Kaiser Foundation Health Plan, Inc., Kaiser Foundation Hospitals, The Permanente Federation, the Permanente Medical Groups, The Permanente Company, Kaiser Permanente Insurance Company, Archimedes, Inc., Kaiser Permanente Ventures, and all subsidiaries and successors of the foregoing.

1.9           “Law” means federal, state and local statutes, implementing regulations, executive orders, ordinances and case law, including healthcare program statutes, regulations and policies.

1.10         “Product” means any product and service listed on Exhibit A that Supplier is offering to supply under this Agreement, including related training, documentation, deliverables, maintenance, spare parts and upgrades, as applicable.

1.11         “Prices” means the prices for Products under this Agreement as set forth in Exhibit A.

1.12         “Purchase Order” means a purchase order for Products issued by Customer to Supplier under this Agreement.

1.13         “Specifications” means the technical and functional specifications for a Product as described in Exhibit B or, if no specifications are set forth in Exhibit B, the published specifications.

2.            PURCHASING OF SERVICES

2.1.          During the Term of this Agreement, Supplier agrees to supply the services to KPMCP Entities according to the terms and conditions as set forth in this Agreement, and subject to Supplier’s general terms and conditions provided with each Product.

2.2.          Customers. Any KPMCP Entity (including any entity that becomes a KPMCP Entity after the Effective Date) in any location within the United States (including the District of Columbia) may elect to purchase services pursuant to the terms and conditions of this Agreement. This Agreement neither (i) obligates any KPMCP Entity to purchase any minimum quantity or dollar value of services, nor (ii) precludes any KPMCP Entity from purchasing similar products from other vendors. A Customer is bound to the terms and conditions of this Agreement by purchasing services under this Agreement. Each Customer is solely and exclusively liable directly to Supplier for all of its payments and any other obligations with respect to the services purchased and Purchase Orders placed by such Customer.

2.3.          KP. KP has negotiated this Agreement on behalf of the KPMCP Entities, but KP does not imply any participation levels by KPMCP Entities. If KP places Purchase Orders, it will be deemed to be a KPMCP Entity and will have all of the rights and obligations of a Customer under this Agreement with respect to Purchase Orders it places. However, KP has no liability or responsibility to Supplier relating to a Purchase Order placed by any other KPMCP Entity.

2.4.          Pricing. Exhibit A sets forth the Prices for each Product Unless otherwise specified in Exhibit A, all Prices are FOB Supplier’s offices in Massachusetts on the Delivery Date with freight and insurance paid by Supplier. If the Delivery Period (as defined in Section 2.7 below) requires express delivery by air,the actual shipping will not be included in the Price, Supplier may invoice Customer for the actual shipping cost of the Product but the shipping charges must be itemized separately on the Product invoice, otherwise, shipping will be included in the Price.

2.5.          Taxes. Supplier must calculate according to the state statutes applicable to the shipping location and pay any applicable local and state sales tax or other taxes with respect to the direct purchase of any Product all of which will be bom exclusively by Customer. Supplier may invoice the Customer for any applicable taxes if they are correctly and separately reflected on the invoice.

2.6.          Ordering. (a) Customer may issue a Purchase Order using Customer’s designated format (e.g. fax, electronic or web-based interface). Supplier must confirm or reject a Purchase Order within 5 business days using Customer’s designated format or the Purchase Order will be deemed accepted by Supplier. Unless otherwise agreed, Supplier’s confirmation must reference the Purchase Order number, quantity, description, price, Delivery Location and Delivery Date, (b) The placing by Customer of a Purchase Order and Supplier’s confirmation thereof under and in accordance with the terms of this Agreement shall form a contract of sale between Supplier and Customer on the terms of such Purchase Order and of this Agreement, provided, however, that unless otherwise agreed to by Supplier in writing, the terms and conditions of any Purchase Order issued by Customer or any confirmation issued by Supplier shall not alter the terms and conditions of this Agreement. In the event of a conflict between such the terms of any such Purchase Order or confirmation and this Agreement, the terms of this Agreement shall prevail. (c) A Customer may send a request to change a Purchase Order at any time prior to the Delivery Date of Products ordered by issuing a Change Notice. Supplier must accept or reject a Change Notice within 5 Business Days of receipt or the Change Notice will be deemed rejected by Supplier. (d) Customer is not required to place any minimum orders for Products or pay any minimum fees in connection with a Purchase Order or Change Notice.

2.7.          Delivery. Supplier must deliver Products to the Delivery Location specified by the customer on the Delivery Date specified in the Purchase Order or Change Notice, as applicable. Unless otherwise agreed in writing, the Delivery Date for a stock Product is not more than 7 business days after Supplier’s receipt of the Purchase Order for the Product (the “Delivery Period”). Partial shipments are not permitted unless agreed with Customer prior to shipment. The risk of loss and damage of any Product shall pass to a Customer upon delivery at the FOB-point. Title to all Products under a Purchase Order or Change Notice shall pass upon receipt by Supplier of payment pertaining to the Products under such Purchase Order or Change Notice, until such time Supplier shall retain full ownership rights to all of its Products.

2.8.          Invoicing. Supplier will not issue an invoice for a Product until (i) the Acceptance date or (ii) the Delivery Date, if Acceptance is not applicable. All invoices must reference the Purchase Order number, if any.

2.9           Payment. A Customer must pay for an ordered Product within [***] days after the Customer’s receipt of an accurate invoice.

Any invoiced amount, which is not fully paid when due and not fully paid within 30 days after receipt of written notice from Supplier, will bear interest at the rate of one and one half percent (1.5%) per month or portion thereof.

All payments referred to herein shall be in net freely transferable Dollars, free of withholding income or other taxes or deductions.

2.9.          Packaging. All Product packaging and shipping containers should identify the Purchase Order number, UPC barcodes, expiration date and other Product identifiers reasonably required by a Customer. All shipments must include a packing slip.

3.            WARRANTIES

3.1           General.

(a)          Warranties hereunder are solely for the benefit of Customer and Customer’s patients and shall not be extended to any other person or entity whatsoever, except to another KPMCP Entity. Customer shall be responsible to its customers for any and all warranties which it makes relating to Products.

(b)          Supplier warrants that Products (i) will be free from defects in workmanship and materials under normal use, in accordance with the Product’s user manuals, and (ii) will conform to the Product Specifications for a period of 1 year from the date of Acceptance of the Product or the Delivery Date, if Acceptance is not applicable.

(c)          Supplier represents and warrants that its employees and agents have the certification, skills and qualifications necessary to perform services under this Agreement in a timely, competent, and professional manner in accordance with the applicable industry standards and Laws.

3.1           Title. Supplier warrants that it has good title to the Products, and the Products must be delivered to Customer free and clear of all liens and encumbrances.

3.2           Intentionally Omitted. [see 3.1(a)]

3.3           Product Returns. If the Product contains a defect in design, materials or workmanship and such Product is returned to Supplier within 1 year of delivery of the Product to Customer, Supplier will repair or replace the Product or issue a credit for the purchase price of the Product, with the choice of repair, replace or credit being within the sole discretion of Supplier.

3.2           Product Recalls. Supplier must make efforts to notify Customer of any Product recalls not more than 24 hours after Supplier first learns of the recall, and Supplier must use its commercial reasonable efforts to monitor the recall status of all Products. Recall notices must include instructions and information regarding the Product recall and appropriate action to be taken by a Customer. Customer shall notify Supplier of the address for Product recall notices and any special procedures to follow. Supplier must pay all reasonable direct costs associated with the correction of the recall notwithstanding any limitations of liability contained in this Agreement or otherwise.

3.3           Disclaimer. SUPPLIER DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE ABOVE WARRANTIES AND THE OTHER OBLIGATIONS OF THE SUPPLIER HEREIN, CONSTITUTE SUPPLIER’S SOLE AND EXCLUSIVE LIABILITY FOR DEFECTIVE OR NONCONFORMING PRODUCTS. NO OTHER WARRANTIES OF ANY KIND, WHETHER STATUTORY, WRITTEN, ORAL OR IMPLIED SHALL APPLY. EXCEPT AS PROVIDED IN SECTIONS 5.4 AND 5.5, IN NO EVENT SHALL SUPPLIER OR CUSTOMER BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF SUPPLIER OR CUSTOMER HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

4.            TERM AND TERMINATION

4.1           Extension of Term. Customer may request to extend the Term of this Agreement for 2 additional 1 year periods, which such request may be accepted or rejected by the Supplier, in its sole and obsolete discretion. Customer will provide written notice of the extension of the Term at least 90 days prior to the expiration of the then-current Term.

4.2           Termination for Convenience. Customer may terminate this Agreement at any time with or without cause upon 60 days prior written notice to Supplier.

4.3           Termination for Breach. This Agreement and any Purchase Orders may be terminated without cost by sending written notice to the breaching party if a material breach has not been cured within 30 days after receipt of written notice describing such breach in reasonable detail.

4.4           Effect of Termination. The termination of this Agreement or a Purchase Order (or Change Notice) does not preclude the non-breaching party from pursuing any and all remedies available to it at law or equity. Upon termination of any Purchase Order (or Change Notice), this Agreement shall become null and shall have no further force and effect, expect that termination shall not release the Customer from the obligation of Customer to make any payments due on or after the effective date of termination, or Sections 3.2, 3.4„ 3.5, 4.4, 5.4, and 6.3, which shall survive termination.

5.            GENERAL PROVISIONS

5.1.          Accounting Reports. Within 30 days following the end of each calendar quarter, Supplier must submit to the Customer an accounts receivable statement (in electronic format, preferred) for each Customer. Upon Supplier’s request, the Customer will provide a format for the reports. Seller must send the reports by U.S. mail, fax, or email to: Kaiser Permanente, Attn: Statement Review, Controller’s Office, 393 E. Walnut Street, 4th Floor, Pasadena, CA 91188, Fax No.: 626.405.6477, E-Mail: statement.review@ko.org

5.2.          Sales Records. If requested by Customer, Supplier will use its reasonable commercial efforts to provide periodic sales reports of the number of units of each Product distributed or sold to Customer pursuant to this Agreement, as being internally used by Supplier. Supplier must not (a) sell or distribute sales or usage information to anyone not a party to this Agreement without the prior written consent of the Customer or (b) distribute copies, excerpts, facsimiles or summaries to Customer’s personnel without the prior approval of the Customer’s personnel originally requesting such information.

5.3.          No Disruption in Use of Products. Supplier acknowledges that Customer is a provider of health care services; that Customer’s use of Products is vital to the business operations of Customer and to the health and safety of Customer’s patients and members; and that any interruption of Customer’s business could result in substantial liability to Customer. Supplier warrants and represents that, expected as permitted by applicable law, pursuant to a court order, or under any rights provided to it herein or under applicable law, it will not at any time take possession of Products provided to Customer.

5.4.          General Indemnification. Supplier will indemnify, defend, and hold Customer and its officers, directors, employees and agents harmless from and against all claims by third parties arising from a breach of this Agreement by Supplier, expect due to Customer’s negligence, breach of this Agreement or willful misconduct, provided, however, that the Customer shall provide the Supplier with prompt notice of any such claim by third party, and the Supplier shall have the right to take over the defense of such claim, and that the Customer may not settle with any such third party, without the prior written consent if Suppler.

5.5.          Infringement Indemnification. Supplier will indemnify, defend, and hold Customer and its officers, directors, employees and agents harmless from and against any claim by a third party that a Product furnished to a Customer under this Agreement infringes any patent, trademark, copyright, or other proprietary right of any third party or becomes the subject of an injunction or settlement prohibiting the use of a Product, expect due to Customer’s negligence, breach of this Agreement or willful misconduct, provided, however, that the Customer shall provide the Supplier with prompt notice of any such claim by third party, and the Supplier shall have the right to take over the defense of such claim, and that the Customer may not settle with any such third party, without the prior written consent if Suppler.

5.6.          Insurance. Supplier will retain product liability insurance in an amount and covering claims substantially similar to those described in the attached Commercial General Liability Declarations.

6.           MISCELLANEOUS

6.1           Independent Contractor. Supplier is an independent contractor and engages in the operation of its own business, and neither party is or will be considered to be the agent of the other party for any purposes. A party has no authorization to enter into any contracts, assume any obligations or make any warranties or representations on behalf of the other party. Nothing in this Agreement will be construed to establish a relationship of co-partner or joint venturer between the parties or with Customer. Customer will not be responsible to Supplier, the employees of Supplier or any governing body for taxes on the payroll of Supplier.

6.2           Successors and Assigns. Supplier and Customer shall not assign, transfer or delegate any of the rights or obligations under this Agreement without the prior written consent of Customer, except as a result of a merger or a change of control transaction. This Agreement and all of its provisions shall inure to the benefit of and become binding upon the parties and the successors and permitted assigns of the respective parties.

6.3           Confidentiality, (a) The provisions of this Agreement are deemed to be confidential information and neither party will, without the other party’s prior written consent, divulge any of the provisions set forth in this Agreement or any confidential or proprietary information about Customer or Supplier, including without limitation, information about its purchases, operations, customers and strategies, to any third parties; provided, however, a party receiving confidential information (“receiving party”) may disclose it to a third party having a need to know such information in order to perform the receiving party’s obligations under the terms of this Agreement or as may otherwise be required by Law, but the receiving party is responsible to ensure that such third parties are bound by a like covenants of confidentiality (b) From time to time, Supplier may make available to Customer Confidential Information. The Customer shall not disclose such information to any person or entity, or use such Confidential Information without the prior written consent of Supplier. Customer shall take all measures to protect Supplier’s Confidential Information which shall be treated by Customer with at least the same care as it would exercise in the handling of its own confidential or proprietary information, and shall not be disclosed to any person or entity.

6.4           Compliance with Laws. Supplier will materially comply with all Laws applicable to the delivery of Products and the performance of the services, and to its personnel performing the services, under this Agreement, including, as applicable, the Federal Anti- kickback statute, 42 U.S.C. 1320a-7b(b) and the STARK law, 42 U.S.C. 1395NN. Supplier has and shall maintain throughout the Term of this Agreement: (a) all professional and business licenses, certifications and similar requirements as required by Law and (b) all accrediting requirements to perform the services, except for such business licenses, certifications, accrediting requirement, and similar requirements, the failure of which shall not have a material adverse effect on the Supplier.

6.5           Regulatory Compliance.

(a)     Equal Opportunity. Supplier will make all reasonable commercial efforts to provide services to Customer without discrimination on account of race, sex, color, religion, national origin, age, physical or mental disability, or veteran’s status. Supplier recognizes that as a governmental contractor, Customer is subject to various Laws regarding equal opportunity and affirmative action which also may be applicable to subcontractors. Therefore, Customer is required to give notice to Supplier that Supplier may be subject to certain Laws by incorporating herein by reference the following clauses from the Federal Acquisition Regulation (FAR) at 48 CFR Part 52: (a) Equal Opportunity (Feb. 1999) at FAR 52.222-26; (b) Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Dec. 2001) at FAR 52.222-35; (c) Affirmative Action for Workers with Disabilities (June 1998) at FAR 52.222-36, and (d) Small Business Subcontracting Plan (Oct. 1999) at FAR 52.219-9.

(b)     Medicare. If this Agreement is subject to the provisions of Section 952 of P.L. 96-499, which governs access to books and records of subcontractors of services to Medicare providers where the cost of value of such services under the contract exceeds $10,000.00 over a 12-month period, then Supplier will permit representatives of the Secretary of the Department of Health and Human Services and of the Comptroller General to have access to the contract and books, documents and records of Supplier, as necessary to verify the costs of the contract, in accordance with criteria and procedures contained in applicable Federal regulations.

(c)     HIPAA. Supplier will make reasonable commercial efforts to comply with the requirements relating to business associates in the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 (“HIPAA”) and regulations promulgated thereunder by the U.S. Department of Health and Human Services (“HIPAA Regulations”). If a Business Associate Agreement pursuant to HIPAA is required with respect to the services, Customer’s standard Business Associate Agreement will be executed by the parties and incorporated in this Agreement. Customer’s standard Business Associate Agreement is attached hereto in Exhibit C. Exhibit C may be periodically modified by Customer to accord with any changes to the obligations imposed by HIPAA or HIPAA Regulations, and such modification will be deemed accepted by Supplier and will serve to amend this Agreement if no written objection is submitted to Customer by Supplier within 45 days of written notice of modification.

(d)     Notice of Employee Rights Concerning Payment of Union Dues or Fees. If applicable, Supplier will comply with the provisions of 29 CFR Part 470.

(e)     Federal Program Participation. Supplier represents and warrants throughout the Term of the Agreement that neither it, nor any of its key personnel, have been or will be convicted of an offense related to healthcare or listed by a federal agency as debarred, excluded, otherwise ineligible for federal program participation. Customer may immediately terminate this Agreement if Supplier or any of Supplier’s key personnel breaches this clause or is otherwise ineligible for federal program participation.

(f)     Right to Inspect. Upon five (5) days notice from Customer, Supplier will provide Customer’s internal auditors (or such independent auditors and inspectors as Customer may designate in writing and have agreed to abide by reasonable confidentiality provisions) copies of Customer’s invoices.

6.6           Kaiser Permanente Policies. Supplier will make material efforts to comply with the Kaiser Permanente Policies, including the required disclosures, set forth in Exhibit C.

6.7           Governing Law. This Agreement is governed by and construed in accordance with the internal laws of the New York, without regard to its choice of law principles.

6.8           Notices. All notices provided under this Agreement will be in writing, and will be deemed given upon receipt if sent as follows: personally delivered or sent by confirmed fax, overnight mail by USPS or a commercial service with confirmed delivery, or certified mail (return receipt requested). If notice is mailed or faxed, delivery is effective at the date and time shown on the confirmation or return receipt. The addresses for notices to Customer and Supplier are set forth on the signature page of this Agreement. These addresses may be changed by notice to the other party.

6.9           Publicity. Supplier will not, without the prior written consent of Customer, use in advertising, publicity, on the internet or otherwise the names, trade names, service marks, trade dress or logo of Customer, the Kaiser Permanente Medical Care Program or any affiliates of these entities or refer to the existence of this Agreement in any press releases, advertising, web sites or materials distributed or made available to prospective customers or other third parties; provided, that Supplier may issue a press release and make any disclosure necessary or required under applicable laws and regulations of Israeli securities laws or the Tel- Aviv Stock Exchange.

6.10         No Waiver. The waiver of any breach of any term or condition of this Agreement does not waive any other breach of that term or condition or of any other term or condition, unless agreed to in writing signed by both parties.

6.11         Severability. If any part of this Agreement is for any reason found to be unenforceable, then the unenforceable provision is reformed to conform to the law, and all other parts of this Agreement nevertheless remain enforceable.

6.12         Headings. The descriptive headings of the sections of this Agreement are inserted for convenience only and do not control or affect the meaning or construction of any section.

6.13         Sole Remedies: Limitation on Liability. The rights and remedies of Customer provided in this Agreement are exclusive. NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY, THE AMOUNT OF DAMAGES THAT EITHER PARTY MAY RECOVER UNDER THIS AGREEMENT. EXCEPT WITH RESPECT TO SECTIONS 5.4. 5.5. SHALL NOT EXCEED THE TOTAL PROCEEDS RECEIVED BY SUPPLIER UNDER THIS AGREEMENT.

6.14         Time is of the Essence. Time is of the essence for any act or obligation of either party under this Agreement when time is a factor.

6.15         Force Majeure. Neither Party will be liable for any delays resulting from circumstances or causes beyond its reasonable control, including, without limitation, fire or other casualty, act of God, war or other violence, or any Law, of any governmental agency or authority (“Force Majeure”) if the Party claiming the Force Majeure uses reasonable efforts to continue to perform and give prompt written notice to the other party.

6.16         Survival. Any provision of this Agreement which by its nature must survive termination or expiration as set forth in Section 4 will survive any termination or expiration of this Agreement.

6.17         Controlling Terms. The provisions of this Agreement and the terms of any Purchase Order or Change Notice will supersede any inconsistent provisions contained in Supplier’s quotation, general terms and conditions provided with each product, invoice, confirmation, acceptance, acknowledgement or similar form. All terms or conditions proposed in Supplier’s acceptance or acknowledgment form which add to, vary from, or conflict with the provision in this Agreement will be void. Any pre-printed terms in Customer’s or Supplier’s documents will also be void. In the event of conflicting provisions between the following documents, the provisions will govern in the following order: the latest Change Notice, the Purchase Order, the main body of the Agreement; and the exhibits in order of priority as set forth in the table following the signature blocks.

6.18         Entire Agreement. This Agreement may be executed in any number of counterparts, each of which is deemed an original but all of which constitute the same instrument. This Agreement including all exhibits and attachments (all of which are incorporated in this Agreement by reference), constitutes the entire agreement on this subject and supersedes all previous and contemporaneous communications, representations, or agreements regarding the referenced subject matter. This Agreement may not be modified orally, and no modification, amendment, or supplement is binding unless it is in writing and signed by authorized representatives of Customer and Supplier.

IN WITNESS WHEREOF, Customer and Supplier have executed this Agreement as written below:

ITAMAR MEDICAL, INC.

By:	/s/ Israel Schreiber

Title:	CEO
Print Name:	Israel Schreiber
Date:	Aug 16,2007

Address and Contact Person for Notices:

2 Ha’eshel st. Caesarea, Israel 38900.

Contact: Shaul Sharoni, CFO

KAISER FOUNDATION HEALTH PLAN, INC.

By:	/s/ Robert Getto

Title:	Sourcing Director
Print Name:	Robert Getto
Date:	9/5/2007

Address and Contact Person for Notices:

Chief Procurement Officer (Currently Dean Edwards

Kaiser Foundation Health Plan, Inc.

1800 Harrison Street, Suite 1800

Oakland, CA 94612

Fax:(510) 625-2882

Exhibits		Order of Priority
A	Products and Pricing	1
B	Product Specifications	2
C	Customer Policies	3

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN

APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

EXHIBIT A

Products/Services and Prices

Product Pricing

Watch-PATIOO, US Kaiser Permanente price list

As of August 2006 - (Version - 2006/02, USD)

Watch-PATIOO Kit

	Itamar P/N	Product description	Price $
1	AC21102	Watch-PATI00 Kit,	[***]
1.01	FG21502	Watch-PATI00 Device	[***]
1.02	FG21620	Cable conn Probe - WP100	[***]
1.03	FG21610	Oxi sensor for WP100	[***]
1.04	FG21810	Compact Flash Disk 16MB (Itamar formatted)	[***]
1.05	FG21710	Velcro Sleeve +Extension	[***]
1.06	FG21800	Watch-PAT I00 Charger	[***]
1.07	FG21720	Hard shell case - WP100	[***]
1.08	OM21970	Step by Step Guide WP100	[***]
1.09	OM21960	Operation manual WP100	[***]

1	AC21002	Box of 12 Pneumo-Opt probes	[***]
2	CP72000	Oximeter adh. bands x25	[***]
3	FG21701	Sleeve Disposable x25	[***]
4	FM07000	Annual Service Contract (including Help Desk)	[***]
5	OM2103100	Installation and training	[***]

zzzPAT software Kit

	Itamar P/N	Product description	Price $
1	AC21001	zzzPAT S/W Kit for WPI00	[***]
1.01	FG21820	Reader/Writer USB CF	[***]
1.02	FG21600	Cable maintenance WP100	[***]
1.03	OM21971	zzzPAT operation manual	[***]
1.04	AS21611	zzzPAT S/W CD WP100	[***]

Services Pricing (if any)

Maintenance &Support (if any)

See price list for Annual Service Contract

Spare Parts (if any)

See below

Training (if any)

See below

EXHIBIT B

Product (including services) Specifications

Describe the Products:

UL certification is required for all electrical equipment

Describe the Services (if any)

See below

Describe the Maintenance &Support (if any)

Free SW upgrades - on new version release including training /installation

24/7 support Technicians and patients

direct file transfer of technical/clinical queries to Itamar Data Engineers and Medical managers. (HIPAA compliant file transfer)

36 hours device replacement.

Retraining of new staff upon demand

Periodic equipment maintenance inspection.

Easy to follow step by step guides for the RT and the patient.

Describe the Spare Parts (if any)

See price list

Describe the Training (if any)

Kaiser Permanente Clinical & Technical Training Plan

Clinical Training to MDs and staff members

Presented by Clinical Manager

Phase 1

Introduction to the Watch PAT technology- Oral presentation to clinical staff (duration-1.5 hours).

Agenda:

•	About the Peripheral Arterial Tone (PAT) signal.

•	The PAT and sleep apnea.

•	PAT Signals review.

•	Watch PAT 100 validations studies review.

•	About the Watch PAT technology, hardware and propriety software; zzzPAT.

•	Clinical applications of the Watch PAT.

•	Interpretation of the sleep report.

•	Patient follow-up utilities.

•	Exclusion criteria for using the Watch PAT

•	Support tools for both the staff and the patient

Phase2

Personal clinical training to staff members (duration -1 hour each)

Agenda;

•	Sample studies review.

•	Basic signal assessment training.

•	More about exclusion criteria, additional examples.

•	Yielding additional information from the raw data.

•	Creating a partial report.

•	Creating a follow-up report

Phase 3

Remote clinical support:

•	Studies inspection via FTP site* and assistance with clinical questions.

Future clinical training:

•	Additional clinical training according to the site’s requirements.

•	Clinical lectures on new studies and developments - yearly

AMENDMENT TO ITAMAR MEDICAL AGREEMENT

Contract No. RS-1233

Between

KAISER FOUNDATION HEALTH PLAN, INC.

and

ITAMAR MEDICAL, INC.

This Amendment (the “Amendment”) to the Itamar Medical Agreement, Contract No. RS-1233 entered into on August 16th, 2009(the “Agreement”), is effective August 16th, 2009 (“Amendment Effective Date”), and is between Kaiser Foundation Health Plan, Inc. and Itamar Medical, Inc. (“Supplier”).

1.       Change in Expiration Date. The expiration date of the Agreement is changed to October 16th, 2009. Thereafter, the parties may elect to renew this Agreement upon mutual agreement.

2.       Principles of Construction. Whenever the terms or conditions of the Agreement and the Amendment are in conflict, the terms of this Amendment control. Except as specifically modified by the terms of this Amendment, all of the Agreement remains in full force and effect. This Amendment may be executed in any number of counterparts, each of which is an original, but all counterparts of which constitute the same instrument.

3.       Execution. Authorized representatives of the parties have executed this Amendment as of the dates written below.

KAISER FOUNDATION HEALTH PLAN, INC		ITAMAR MEDICAL, INC.

By:	/s/ Eric Quinn	By:	/s/ Dov Rubin

Printed Name:	Eric Quinn	Printed Name:	Dov Rubin

Its:	Sourcing Manager	Its:	Pres. & CEO

Date:	10-27-09	Date:	23-Oct-09

AMENDMENT TO ITAMAR MEDICAL AGREEMENT

Contract No. RS-1233

Between

KAISER FOUNDATION HEALTH PLAN, INC.

and

ITAMAR MEDICAL, INC.

This Amendment (the “Amendment”) to Contract No. RS-1233 entered into on August 16, 2007 (the “Agreement”), is effective October 16, 2009 (“Amendment Effective Date”), and is between Kaiser Foundation Health Plan, Inc. and Itamar Medical, Inc. (“Supplier”).

1.       Change in Expiration Date. The expiration date of the Agreement is changed to March 31, 2010. Thereafter, the parties may elect to renew this Agreement upon mutual agreement.

2.       Principles of Construction. Whenever the terms or conditions of the Agreement and the Amendment are in conflict, the terms of this Amendment control. Except as specifically modified by the terms of this Amendment, all of the Agreement remains in full force and effect. This Amendment may be executed in any number of counterparts, each of which is an original, but all counterparts of which constitute the same instrument.

3.       Execution. Authorized representatives of the parties have executed this Amendment as of the dates written below.

KAISER FOUNDATION HEALTH PLAN, INC		ITAMAR MEDICAL, INC.

By:	/s/ Neerav D. Shah	By:	/s/ Dov Rubin

Printed Name:	Neerav D. Shah	Printed Name:	Dov Rubin

Its:	Sourcing Manager	Its:	Pres. & CEO

Date:	10-27-09	Date:	23-Oct-09

AMENDMENT #3 TO ITAMAR MEDICAL AGREEMENT

Contract No. RS-1233

Between

KAISER FOUNDATION HEALTH PLAN, INC.

and

ITAMAR MEDICAL, INC.

This Amendment (the “Amendment”) to Contract No. RS-1233 entered into on August 16, 2007 (the “Agreement”), is effective April 1, 2010 (“Amendment Effective Date”), and is between Kaiser Foundation Health Plan, Inc. and Itamar Medical, Inc. (Supplier”).

1.       Change in Expiration Date. The expiration date of the Agreement is changed to March 31, 2013. Thereafter, the parties may elect to renew this agreement upon mutual agreement.

2.       Products and Pricing. Pricing revised as set forth in Exhibit A

3.       Principles of Construction. Whenever the terms or conditions of the Agreement and the Amendment are in conflict, the terms of this Amendment control. Except as specifically modified by the terms of this Amendment, all of the Agreement remains in full force and effect. This Amendment may be executed in any number of counterparts, each of which is an original, but all counterparts of which constitute the same instrument.

4.       Execution. Authorized representatives of the parties have executed this Amendment as of the dates written below.

KAISER FOUNDATION HEALTH PLAN, INC.		ITAMAR MEDICAL, INC.

By:	/s/ Robert Gotto	By:	/s/ Dov Rubin

Printed Name:	Robert Gotto	Printed Name:	Dov Rubin

Its:	Senior Sourcing Director	Its:	Pres. & CEO

Date:	2-25-10	Date:	26-Jan-10

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN

APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

EXHIBIT A

WatchPat 100 Kit/WatchPAT 200 Kit

Item	Itamar P/N	Product description	Price $
1	AC21102	Watch-PAT100 Kit,	[***]
1.01	FG21502	Watch-PAT100 Device	[***]
1.02	FG21620	Cable conn Probe - WP100	[***]
1.03	FG21610	Oxi sensor for WP100	[***]
1.04	FG21810	Compact Flash Disk 16MB (Itamar formatted)	[***]
1.05	FG21710	Velcro Sleeve +Extension	[***]
1.06	FG21800	Watch-PAT 100 Charger	[***]
1.07	FG21720	Hard shell case - WP100	[***]
1.08	OM21970	Step by Step Guide WP100	[***]
1.09	OM21960	Operation manual WP100	[***]

1	AC21002	Box of 12 Pneumo-Opt probes	[***]
2	CP72000	Oximeter adh. bands x25	[***]
3	FG21701	Sleeve Disposable x25	[***]
4	FM07000	Annual Service Contract (including Help Desk)	[***]
5	OM2103100	Installation and training	[***]
6	AC3110302	Watch-PAT 200 Kit	[***]
7	AS2000200	PS Sensor(Body Position/Snoring)	[***]
8	AS2000100	Adhesive Set for PS Sensor	[***]
9	AS000520	Oximeter sensor for WP200	[***]
10	AS0060590	PAT Cable-WP200	[***]
11	FG2110010	WP200 (qty.10) Kits with Software	[***]
12	FG2110015	WP200 (qty.l5) Kits with Software	[***]
13	N/A	1000 Boxes of 12 Pneumo-Opt probes-Package/qty order	[***]
1	AC21001	zzzPAT S/W Kit for WP100	[***]
1.01	FG21820	Reader/Writer USB CF	[***]
1.02	FG21600	Cable maintenance WP100	[***]
1.03	OM21971	zzzPAT operation manual	[***]
1.04	AS21611	zzzPAT S/W CD WP100	[***]
2	N/A	zzzPAT S/W Kit for WP200	[***]

AMENDMENT #4 TO ITAMAR MEDICAL AGREEMENT

This Amendment #2 (the “Amendment”) to contract number RS-1233 (the “Agreement”) effective as of April 1, 2010, is effective as of February 4, 2013, and is between Kaiser Foundation Health Plan (“KP”) and Itamar Medical, Inc. (“Supplier”). The parties have agreed to amend the Agreement as follows:

1.       Change in Expiration Date. The expiration date of the Agreement is changed to October 31, 2013.

2.       Principles of Construction. Whenever the terms or conditions of the Agreement and the Amendment are in conflict, the terms of this Amendment control. Except as specifically modified by the terms of this Amendment, all of the Agreement remains in full force and effect. This Amendment may be executed in any number of counterparts, each of which is an original, but all counterparts of which constitute the same instrument.

3.       Execution. Authorized representatives of the parties have executed this Amendment as of the dates written below.

KAISER FOUNDATION HEALTH PLAN, INC.		ITAMARMEDICAL, INC.

By:	/s/ Andy Delgesso	By:	/s/ Dov Rubin

Printed Name:	Andy Delgesso	Printed Name:	Dov Rubin

Its:	Executive Director Procurement	Its:	CEO

Date:	2/22/13	Date:	31-Jan-13

PORTIONS OF THIS AGREEMENT WERE OMITTED AND HAVE BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN

APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

Contract # RS-1233

AMENDMENT #5 TO ITAMAR MEDICAL AGREEMENT

This Amendment #5 (the "Amendment") to the Master Products and Services Agreement (#RS- 1233) (the "Agreement"), effective as of February 4th, 2013, is effective as of November 1, 2013, and is between Kaiser Foundation Health Plan, Inc. ("KP") and Itamar Medical, Inc. ("Supplier"). The parties have agreed to amend the Agreement as follows:

1.          Change of Supplier Principal Place of Business. Supplier's principal place of business is at 842 Upper Union St, Suite 2, Franklin, MA.

2.          Change in Expiration Date. The expiration date of the Agreement is changed to October 31, 2015

3.          Products and Pricing. The Agreement is amended by revising the Products and pricing set forth on Exhibit A attached to the Agreement and incorporated therein by this reference.

4.          The following language shall be added to contract Section 2. Purchasing of Services

2.10.   [***]. [***].

2.11.   Pricing for New Products. New Products offered by Supplier will be offered at [***].

2.12.    Supplier Travel and General Expenses. No additional charges shall be incurred byKP for travel or general expenses for Supplier's employees or subcontractors.

2.13.    No Minimum Order Quantities. There are no minimum order quantities or fees associated with any purchase order provided by KP..

2.14.   Product Returns. Supplier will accept un-expired products for return without charging restocking fees. Supplier's company policy states no returns; exchanges are allowed in the case of order entry errors but shipping charges are not waived.

2.15.   Third Parties Purchasing on Behalf of KP. If KP elects, a third party may purchase any Product on its behalf (including an outsourced clinical engineering service provider, a leasing company financing the acquisition, etc.). Supplier must (a) sell that Product to the third party selected by KP at the same price, terms and conditions as though KP purchased the Product directly, and (b) treat that sale as a sale to KP only if used by KP.

2.16.    Market Changes. If KP determines that (a) a material change occurred in the market that affected a Product, and (b) such market change resulted in a market price for that Product that is lower than the price set forth on the Agreement pricelist, then, upon notice from KP, Supplier must, within 30 days after receiving KPS' notice, [***].

2.17.   Release of New Products. If Supplier begins to sell a similar product not listed on the Agreement pricelist, then Supplier must notify KP within 30 days after governmental approval or Supplier's release of the product. At KP's discretion, KP and Supplier may amend the Agreement pricing to add the new Product at a mutually agreed-upon price.

2.18.   New Technology. If New Technology becomes available from any source, including Supplier, then KP may evaluate and contract with any supplier so that KP will have access to New Technology at all times. If Supplier cannot offer New Technology at comparable or lower prices, KP may either (a) amend contract pricelist to add Supplier's New Technology at a mutually agreed-upon price; or (b) contract with other suppliers for New Technology. Regardless of whether New Technology is added to this Agreement, Supplier and KP will negotiate in good faith to equitably adjust the pricing for any current Product under this Agreement affected by the New Technology.

2.19.   Discontinuation of Products. Supplier may discontinue the manufacture of any Product, but Supplier must (a) replace the discontinued Product with a functionally equivalent Product at a price equal to or less than the discontinued Product, and (b) provide [***] months' prior written notice to KP of Supplier's intent to discontinue the Product.

2.20.   Support and Maintenance; Equipment End-of-Life. Supplier agrees to make service and maintenance support available for its Products for a minimum of seven (7) years after the sale of a Product.

5.          Section 3.1 (b) is deleted and replaced with the following language:

3.1.     Supplier warrants that Products will be free from defects in workmanship and materials under normal use and in accordance with the Product's user manuals. Products will conform to the Product Specifications for a period of 2 years from either the date of Product acceptance by facilities that are in operation or from the first day of operation at a new facility.

6.          Section 3.2 is deleted and replaced with the following language:

3.2.     Product Recalls. In addition to any notification required by law, within 24 hours after Supplier first learns of a recall, Supplier agrees to notify the Kaiser Permanente National Recall Department (kp-product-recall@kp.org) and any KP facility that received or ordered a recalled Product. Supplier must use its reasonable commercial efforts to monitor the recall status of affected Products. Each recall notice must include specific information related to the recall as well as the suggested action to be taken by KP. Supplier must reimburse KP for its costs associated with the correction of a recall and actions taken in response to a recall. This Section 3.2 survives the expiration or other termination of this Agreement, regardless of the cause giving rise to the expiration or termination.

7.          The following language shall be added under Section 6. Miscellaneous

6.19.   Best in Nation. The prices, terms, and conditions under this Agreement must be [***]. To the extent that Supplier is not in compliance with this clause, Supplier must [***].

6.20.   Rebate. Supplier will issue a credit to KP if for the period of [***] to [***]of the following year (the "Rebate Period"), during each year of the Agreement, KP. The rebate value will correspond to [***] during the Rebate Period. KP may use this credit in exchange for any consumables sold by vendor, at the contract prices. For clarity, if [***] then the rebate value will be [***]. Supplier will provide the credit amount to KP within 30 days after the end of the Rebate Period.

8.          Principles of Construction. Whenever the terms or conditions of the Agreement and the Amendment are in conflict, the terms of this Amendment control. Except as specifically modified by the terms of this Amendment, all of the Agreement remains in full force and effect. This Amendment may be executed in any number of counterparts, each of which is an original, but all counterparts of which constitute the same instrument.

9.          Execution. Authorized representatives of the parties have executed this Amendment as of the dates written below.

Kaiser Foundation Health Plan, Inc.	Itamar Medical, inc.

By:	By:	/s/ Marvin Slosman

Printed Name:	Printed name:	Marvin L. Slosman

Its:	Its:	President, Itamar Inc.

Date:	Date:	September 5, 2013

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN

APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

Exhibit A

Pricing

Manufacturer Name	Manufacturer Catalog Number	Manufacturer Product Description	Extended Manufacturer Product Description	Base UOM	Sell Use UOM	Sell Use Quantity	Manufacturer Purchase Price
Itamar Medical	AC2000300	24 Bracelets for WatchPAT	Chain of Custody bracelets	EA	BOX	[***]	[***]
Itamar Medical	AC2000102	Adhesive Set for Sensor	Pkg for body position and snore	EA	PKG	[***]	[***]
Itamar Medical	AS0037050	Battery for WP200		EA	EA	[***]	[***]
Itamar Medical	AS0065511	Cable Bracelet to WP200	Y-cable for Chain of Custody use	EA	EA	[***]	[***]
Itamar Medical	AC2000201	Integrated Sensor		EA	EA	[***]	[***]
Nonin	CP7200010	Oximeter Adhesive Bands x 25	Pkg for Oximeter	EA	PKG	[***]	[***]
Itamar Medical	OM2193302	Step by Step Guide WP200		EA	EA	[***]	[***]
Itamar Medical	-	Upgrade WP 100 to WP200		EA	EA	[***]	[***]
Itamar Medical	AC2110400	WatchPAT 200 Kit		EA	EA	[***]	[***]
Itamar Medical	CS2110010	WatchPAT 200 Kit 10 to 14	10-14 WP200 Kits & sensors, 1 s/w cd @ $[***] ea	EA	PKG	[***]	[***]
Itamar Medical	CS2110015	WatchPAT 200 Kit 15 to 29	15-29 WP200 kits & sensors, 1 s/w cd @ $[***] ea.	EA	PKG	[***]	[***]
Itamar Medical	CS2110030	WatchPAT 200 Kit 30-59	30-59 WP200 kits & sensors, 1 s/w cd @ $[***] ea	EA	PKG	[***]	[***]
Itamar Medical	CS2110060	WatchPAT 200 Kit 60 Up	60-up WP200 kits & sensors, 1 s/w cd @ $[***] ea	EA	PKG	[***]	[***]
Itamar Medical	AS2161531	zzzPAT S/W CD for WatchPAT 4.3.61.4		EA	EA	[***]	[***]
Itamar Medical	AS2165200	WatchPAT 200 Patient Video		EA	EA	[***]	[***]
Itamar Medical	CS1000101	1 Year Warranty WatchPAT		EA	EA	[***]	[***]
Itamar Medical	OM2196303	Operation Manual		EA	EA	[***]	[***]
Itamar Medical	AS0060620	Oximeter Sensor for WP200		EA	EA	[***]	[***]
Itamar Medical	AS0060600	PAT Cable WP200		EA	EA	[***]	[***]
Itamar Medical	MP2173302	Carrying Case WP200		EA	EA	[***]	[***]
Itamar Medical	PS0000013	Pow-Supp 100-240 VAC W.M.		EA	EA	[***]	[***]
Itamar Medical	AC2100210	12 Pneumo-opt sip probes-WP		EA	BOX	[***]	[***]
Itamar Medical	CS2100210	12 WatchPAT Probes 1K	orders of [***] boxes of probes or more	EA	BOX	[***]	[***]
Itamar Medical	AC21103xx-AC21104xx	Upgrade WP200		EA	EA	[***]	[***]

  PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN

APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

Exhibit B

Extended Service plan

Supplier will provide the following software and hardware services for Supplier's Products included in this Service Plan subject to the Coverage Description below:

• Free software updates when released

• Hardware troubleshooting and support (as per A. below)

• Software troubleshooting and support (as per B. below)

• Free Remote training for product operation (up to 4 hours per year)

• Preventive Maintenance includes pro-active part replacements (as per C. below)

• Cable/connector/tubing replacements as a result of normal use.

• One-time battery pack replacement or tubing replacements (where applicable)

• Device inspection & problem assessment at Supplier labs

• Device diagnosis and software support through phone call or email (support available 9 AM to 5 PM Sunday -Thursday Israel Time or Monday - Friday in Eastern Time U.S.)

• Free subassembly level repair at Supplier's laboratory (as per D. below)

• Loan equipment replacement (subject to availability and as per E. below)

• Three (3) technical study analyses per device (medical interpretation & diagnosis not included)

• Free shipping to Customer (as per F. below)

• See Exhibit B-1 for more product-specific coverage

Coverage Description; The following items are not covered: All consumable items, such as probes, adhesives, accessories, etc. Probes are covered for manufacturing defects within the first ninety (90) days of purchase. If probes are discovered to be defective after this period, Supplier will not be responsible for any such defects. Device and accessory warranty coverage is subject to normal use and to storing items at recommended storage conditions, as described in the device User's Manual. This does not cover damage to the Product due to abuse or mishandling. Products returned to Supplier and proven upon inspection to be defective under normal use will be repaired or exchanged.

A. Hardware Troubleshooting and Support: Hardware troubleshooting and support is provided remotely by the system analysts and engineers working at Supplier's Customer Support Center. Troubleshooting tests and services include:

• System Integrity testing

• Analysis of clinical performance issues

• Identifying of problems related to accessories and connections to the system

• Interface testing

B. Software Troubleshooting and Support: Supplier, through its Customer Support Center, will remotely assist KP with software installation, software updates, software interface operation, study analyses and report generations.

NOTE: Updates apply only to those Supplier software products/application programs that were purchased with the original hardware configuration or added by subsequent purchases. Revisions do not include new hardware features or hardware enhancements that became available subsequent to the original product configuration that was quoted and/or purchased.

NOTE: If the new versions of Supplier's software products/application programs require hardware enhancements or other platform upgrades (e.g., revisions to licensed, third party software products such as operating systems), a separate quotation will be provided. Supplier does not include replacement hardware with software version update revisions.

The following is a list of services that will be performed whenever software update and/or upgrade revisions are provided:

• Software portion of Preventive Maintenance testing.

• Remote installation of new software version in all devices, i.e. computer workstations, front end, etc.

• Release notes and documentation.

• Modifications to system software configuration notes and reports as necessary to maintain existing features and formats.

C. Preventive Maintenance: Provides remote phone call or email training on the best preventive care and maintenance guidelines upon KP request. KP should follow the preventive maintenance guidelines issued with the product to ensure proper product operation. Failing to follow the preventive maintenance guidelines may result repair charges case product is serviced at Supplier's lab. See Exhibit B-1 for a list of product-specific Preventive Maintenance actions included within this Service Plan.

D.  Subassembly Level Repair Service: This module offers a free exchange of defective system subassemblies (circuit boards, LCD display, connectors and internal parts) with fully functional, factory- tested parts.

E. Loan Equipment Replacement: Supplier will provide loan equipment replacement as necessary, to maintain core system functionality in the event that hardware components must be sent for factory repair. Loan equipment replacement is provided based on determination of the core functionality necessary to maintain clinical operations and the availability within our inventory. No additional fees will be charged for loan replacement equipment even if newer than the returned equipment.

F. Shipping & Postage: Loan equipment replacement (when applicable and available) will be shipped to the Customer within two (2) working days after the broken equipment has been shipped by KP to Supplier and a proof of shipment has been emailed to Supplier. KP shall obtain an RMA number from Supplier which includes a KP-prepared pro-forma invoice to be shipped together with the equipment. Supplier, at its sole discretion, has the right to leave the loan equipment as a permanent replacement to equipment sent for repair. Customer shall pay postage costs to Itamar.

General Terms and Conditions - Extended Service Plan Agreement ("ESPA")

The following general terms and conditions apply to each Extended Service Plan Agreement ("ESPA"):

1. Term of Agreement:

The ESPA shall have an effective term as set forth on the ESPA, provided, however, that the term of the ESPA may be terminated upon 90 days written notice by either party to the other. In the event the Customer elects to terminate the ESPA prior to the expiration of its stated term, the Customer shall pay to Itamar-Medical Ltd. the prorated prepaid or unpaid subscription price attributable to the used portion of the stated terms of the ESPA. For clarity, if the annual cost is $250 and KP cancels the contract after 3 months, then KP shall pay 3/12 * 250 = $62.5

Itamar Medical Ltd shall also be entitled to terminate the ESPA in the event Customer fails to pay any Itamar invoice in a timely manner or Customer commits a material default under this Agreement if and only if Itamar Medical has provided at least 30 days written notice to Customer detailing the late payment or default and providing at least a 30 day opportunity for Customer to cure such late payment or default.

2. Eligibility for Service Agreement:

For those Customers having any equipment out of warranty and/or not currently being serviced under an Supplier Service Agreement or, if a recent post-Warranty Support Agreement has lapsed for a period of more than thirty (30) days, the equipment must be first inspected by Supplier, repaired and adjusted to applicable factory specifications, and subsequently accepted by Supplier as serviceable under the ESPA. Should repairs be necessary to bring the system to current operational specifications, KP remains responsible to purchase any required components at the then prevailing component list price.

NOTE: Mandatory inspection, and any subsequent repairs or adjustments, are provided at additional cost. They are NOT part of this post Warranty Support Agreement proposal.

3. Period of Service Availability and Charges:

a. For each maintenance request, Supplier representative will respond within four (4) hours by phone during normal business hours or email, to collect required information for processing the service call. Supplier's technical support representative will provide the schedule for problem repair within two (2) working days.

b. In an emergency, advanced replacement equipment will be provided based on Supplier's determination of the core functionality necessary to maintain clinical operations and the availability of Supplier's inventory.

An "emergency" is defined as the inability of KP to perform a study due to the loss of function of the device only. Loss of function of the third party computer used for running the product software or for creating final reports is the responsibility of the third party manufacturer, even if the computer is provided by Supplier, as Supplier's Service and Support Team cannot assume repair function for a third party computer. Third party warranty and support information will be provided to KP at time of sale.

4. Exclusions;

a. Supplier shall have no obligation to perform any maintenance services to any equipment or software, where the maintenance service required results from any of the following. Under such circumstances, if Supplier elects to repair the equipment or software, KP shall pay for the same at Supplier's then applicable standard rates for labor and materials (available upon request):

• Improper use of the equipment or software.

• Failure to follow Supplier's Preventive Maintenance guidelines for the product.

• Failure to operate the equipment in accordance with applicable operating manuals.

• Any modification or alteration of the equipment or software without Supplier's prior written consent.

• Equipment that has been subjected to unusual physical or electrical stress.

• Failure to exercise reasonable efforts to take proper care of the equipment and minimize any damage to the equipment or software.

• If maintenance to the equipment or software has been performed by persons other than Supplier personnel without the prior written consent of Supplier.

• If damage results from operator error or misuse.

b. Consumables and other semi-disposable items, such as, but not limited to, probes, external sensors, tubes, carrying case, straps, adhesives, etc., are not covered under the ESPA. Replacement of these disposable items, if required, will be at applicable contract prices.

5. Access to Equipment;

In order to perform its obligations pursuant to the ESPA, Supplier shall provide ready access to all equipment and software covered by this agreement including on-line remote computer access.

Exhibit B-1: Product-specific Coverage

1. WatchPAT

• WatchPAT Device - refers to WatchPAT of any model

• WatchPAT Software (zzzPAT)

• Coverage Description Includes subassembly level hardware repair and free replacement of cables and sensors if found to be broken through normal use.

• Preventive Maintenance for WatchPAT includes replacement of the following items after 200 sleep studies or when found to be faulty: battery pack, PAT-probe cable, Oxi-sensor. Supplier will mail replacement part to KP for self installation. Parts and shipment not included.

2. EndoPAT

• EndoPAT 2000 Device

• EndoPAT 2000 Software

• Preventive Maintenance for EndoPAT includes pro-active replacement of the pneumatic tubes (pneumatic cables) after 1,000 studies or when found to be faulty. Parts and shipment are not included.

PORTIONS OF THIS AGREEMENT WERE OMITTED AND HAVE BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN

APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

Contract #RS-1233

AMENDMENT #6 TO ITAMAR MEDICAL AGREEMENT

This Amendment #6 (the “Amendment”) to the Master Products and Services Agreement (the “Agreement”) effective as of August 16th, 2007, is effective as of November 1, 2015, and is between Kaiser Foundation Health Plan, Inc. (“KP”) and Itamar Medical, Inc. (“Supplier”). The parties have agreed to amend the Agreement as follows:

1.       Change in Expiration Date. The expiration date of the Agreement is changed to October

31, 2018.

2.       Extension of Term. Section 4.1 is deleted in its entirety and replaced with the following:

“Customer may extend the Term of this Agreement for 2 additional 1 year periods by providing written notice to the Supplier prior to the expiration of the then-current Term.”

3.       Products and Pricing. The Agreement is amended by deleting Exhibit A in its entirety and replacing it with a new Exhibit A, attached to this Amendment and incorporated herein.

4.       Maintenance Services After Expiration. A new section 2.11 shall be added to the Agreement as follows:

“2.11 Maintenance Services After Expiration. Supplier agrees to offer maintenance services throughout the useful life of the equipment supplied to Customer under this Agreement. Supplier may increase prices for maintenance services after the expiration of this Agreement in an amount[***]. This clause shall survive after expiration of the contract.”

5.       Principles of Construction. Whenever the terms or conditions of the Agreement and the Amendment are in conflict, the terms of this Amendment control. Except as specifically modified by the terms of this Amendment, all of the Agreement remains in full force and effect. This Amendment may be executed in any number of counterparts, each of which is an original, but all counterparts of which constitute the same instrument.

6.       Execution. Authorized representatives of the parties have executed this Amendment as of the dates written below.

[Intentionally Left Blank]

Kaiser Foundation Health Plan, Inc.		Itamar Medical, Inc.

By:	/s/ Kenneth . R. Mudge	By:	/s/ Avnon Tuval

Printed Name	Kenneth . R. Mudge	Printed Name:	Avnon Tuval

Its:	Vice President, Sourcing	its:	VP Operations

Date:	07/16/2015	Date:	6/24/15

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN

APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

Exhibit A - Pricing

A.1) Price List

Manufacturer Catalog Number	Manufacturer Product Description	Extended Manufacturer Product Description	Base UOM	Sell Use UOM	Sell Use Quantity	Manufacturer Purchase Price
AC2000300	24 Bracelets for WatchPAT	Chain of Custody bracelets	EA	BOX	[***]	[***]
AC2000102	Adhesive Set for Sensor	Pkg for body position and snore	EA	PKG	[***]	[***]
AS0037050	Battery for WP200		EA	EA	[***]	[***]
AS0065511	Cable Bracelet to WP200	Y-cable for Chain of Custody use	EA	EA	[***]	[***]
AC2000201	Integrated Sensor		EA	EA	[***]	[***]
CP7200010	Oximeter Adhesive Bands x 25	Pkg for Oximeter	EA	PKG	[***]	[***]
OM2193302	Step by Step Guide WP200		EA	EA	[***]	[***]
CS2110500	WP200U With Trade In	Older device trade in for a WP200U	EA	EA	[***]	[***]
CS2110010	WatchPAT 200U Kit 10 to 14	10-14 WP200 Kits & sensors, 1 s/w cd @ [***] ea	EA	PKG	[***]	[***]
CS2110015	WatchPAT 200U Kit 15 to 29	15-29 WP200 kits & sensors, 1 s/w cd @ [***] ea.	EA	PKG	[***]	[***]
CS2110030	WatchPAT 200U Kit 30-59	30-59 WP200 kits & sensors, 1 s/w cd @ [***] ea	EA	PKG	[***]	[***]
CS2110060	WatchPAT 200U Kit 60 Up	60-up WP200 kits & sensors, 1 s/w cd @ [***] ea	EA	PKG	[***]	[***]
AS2161531	zzzPAT S/W CD for WatchPAT 4.3.61.4		EA	EA	[***]	[***]
AS2165200	WatchPAT 200 Patient Video		EA	EA	[***]	[***]
CS1000101	1 Year Warranty WatchPAT		EA	EA	[***]	[***]
OM2196303	Operation Manual		EA	EA	[***]	[***]
AS0060620	Oximeter Sensor for WP200		EA	EA	[***]	[***]
AS0060600	PAT Cable WP200		EA	EA	[***]	[***]
MP2173302	Carrying Case WP200		EA	EA	[***]	[***]
PS0000013	Pow-Supp 100-240 VAC W.M.		EA	EA	[***]	[***]
AC2100210	12 Pneumo-opt slp probes-WP		EA	BOX	[***]	[***]
CS2100210	12 WatchPAT Probes 1K	orders of 1000 boxes of probes or more	EA	BOX	[***]	[***]
AC21103xx-AC21104xx	Upgrade WP200		EA	EA	[***]	[***]
AC2101200	12 Pneumo-Opt uPAT Probes	12 Pneumo-Opt uPAT Probes	EA	Box	[***]	[***]
AC2110400	WatchPAT-200U		EA	EA	[***]	[***]
AS0065515	Cable Bracelet to WatchPAT200U	Y-cabie for Chain of Custody use U devise	EA	EA	[***]	[***]
UP2100300	Upgrade Kit Watch-PAT200U	Upgrade kit for WatchPAT 200 3 series	EA	EA	[***]	[***]

A.2) Trade-in

Manufacturer	Manufacturer Product	Extended Manufacturer Product	Manufacturer	Price for purchases made
Catalog Number	Description	Description	Purchase Price	before 12/31/2015
CS2110500	WP200U With Trade In	Older itamar device or any competitor’s equipment at working condition - trade in for a WP200U	[***]	[***]
UP2100300	Upgrade Kit Watch- PAT200U	Upgrade kit for Watch PAT 200 5 series	[***]	[***]

PORTIONS OF THIS AGREEMENT WERE OMITTED AND HAVE BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN

APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

Contract # RS-1233

AMENDMENT #7 TO ITAMAR MEDICAL AGREEMENT

This Amendment #7 (the “Amendment”) to the Master Products and Services Agreement (#RS-1233) (the “Agreement”), effective as of August 16, 2007, is effective as of June 26th, 2017, and is between Kaiser Foundation Health Plan, Inc. (“”) and Itamar Medical, Inc. (“Supplier”). The parties have agreed to amend the Agreement as follows:

1.       Change of Supplier Principal Place of Business. Supplier’s principal place of business is at 3290 Cumberland Club Drive, Suite 100, Atlanta, GA.

2.       Products and Pricing. The Agreement is amended by adding the Products and pricing set forth on Exhibit A.1 attached to the Agreement and incorporated therein by this reference.

3.       Section 6 is deleted and replaced with the following language:

6.20. Rebate. Supplier will issue a credit to KP if for the period of [***] to [***] of the following year (the “Rebate Period”), during each year of the Agreement, [***]. The rebate value will correspond to [***] during the Rebate Period under the Agreement. KP may use this credit in exchange for any of the following - consumables, products and upgrades sold by Supplier, at [***]. For clarity, if [***], then the rebate value will be [***]. Supplier will provide the credit amount to KP within 30 days after the end of the Rebate Period.

4.       Principles of Construction. Wherever the terms or conditions of the Agreement and the Amendment are in conflict, the terms of this Amendment control. Except as specifically modified by the terms of this Amendment, all of the Agreement remains in full force and effect. This Amendment may be executed in any number of counterparts, each of which is an original, but all counterparts of which constitute the same instrument.

5.       Execution, Authorized representatives of the parties have executed this Amendment as of the dates written below.

Kaiser Foundation Health Plan, Inc.		Itamar Medical, Inc.

By:	/s/ Nestor Jarquin	By	/s/ Jeff Levin

Printed Name:	Nestor Jarquin	Printed Name:	Jeff Levin

Its:	Sourcing manager Medical	Its:	Region Business Director, Kaiser Permanente

Date:	06/08/2017	Date:	6/23/17

 PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN

APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS

Exhibit A.l

Pricing

Manufacturer Catalog Number	Manufacturer Product Description	Base UOM	Sell Sse UOM	Sell Sse Quantity	Manufacturer Purchase Price
AC3000100	Central Plus Sensor Replacement	EA	EA	[***]	[***]
AC3000300	Central Plus Add-On Kit with RESBP	EA	EA	[***]	[***]